Exhibit 10.1

LENDER JOINDER AGREEMENT
This LENDER JOINDER AGREEMENT (this "Agreement"), dated as of May 20, 2016, to the Credit Agreement (as defined below) is by and among THE PRIVATEBANK AND TRUST COMPANY (the "New Lender"), INTL FCSTONE INC., a Delaware corporation (the "Borrower") and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement (as defined below).
RECITALS
WHEREAS, the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent entered into that certain Credit Agreement dated as of September 20, 2013 (as amended and modified from time to time, the "Credit Agreement");
WHEREAS, the Borrower has requested that the Aggregate Revolving Commitments be increased by $15,000,000 (the “Increase”) such that the Aggregate Revolving Commitments will be $220,000,000;
WHEREAS, the New Lender has agreed to provide a Revolving Commitment on the terms and conditions set forth herein and to become a Lender under the Credit Agreement in connection therewith.
NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
1.The above Recitals are hereby incorporated into this Agreement as if fully set forth herein. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.
2.The New Lender hereby agrees to provide a Revolving Commitment in the amount set forth on Annex A hereto and the initial Applicable Percentage of the New Lender shall be as set forth therein. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 2.01 attached hereto.
3.The New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to become a Lender under Section 11.06(b)(iii) and (v) of the Credit Agreement, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (vi) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4.The Borrower agrees that, as of the date hereof, the New Lender shall (a) be a party to the Credit Agreement and the other Loan Documents, (b) be a "Lender" for all purposes of the Credit Agreement and the other Loan Documents, and (c) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents. The Borrower hereby warrants and represents, for itself and on behalf of other Loan Parties, to the Administrative Agent and the New Lender that (a) the Borrower’s representations and warranties in Section 6.02 (Authorization; No Contravention) of the Credit Agreement, Section 6.03 (Governmental Authorization; Other Consents) of the Credit Agreement and Section 6.04 (Binding Effect) of the Credit Agreement are true and correct as to this Agreement as of the date hereof; and (b) after giving effect to this Agreement, (i) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct as of the date hereof unless they specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (ii) no event has occurred and is continuing that constitutes a Default. The Borrower agrees, for itself and on behalf of other Loan Parties, that this Agreement does not impair, reduce or limit any of its or their obligations under the Loan Documents.
5.The applicable address, facsimile number and electronic mail address of the New Lender for purposes of Section 11.02 of the Credit Agreement are as set forth in the New Lender’s Administrative Questionnaire delivered by the New Lender to the Administrative Agent on or before the date hereof or to such other address, facsimile number and electronic mail address as shall be designated by the New Lender in a notice to the Administrative Agent.
6.This Agreement may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one contract. Delivery of an executed counterpart of this Agreement by telecopier or other secure electronic format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
8.This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
9.The Borrower agrees to reimburse the Administrative Agent for all reasonable documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including without limitation, its reasonable attorneys’ fees.
10.This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.
NEW LENDER:                            THE PRIVATEBANK AND TRUST COMPANY,
as New Lender

By: /s/ Michael King
Name: Michael King
Title: Managing Director

BORROWER:                            INTL FCSTONE INC.,
a Delaware Corporation

By: /s/ Sean O'Connor
Name: Sean O'Connor
Title: CEO

By: /s/ William Dunaway
Name: Bill Dunaway
Title: CFO

ACCEPTED AND AGREED:
BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Patrick Devitt
Name: Patrick Devitt
Title: Vice President
BANK OF AMERICA, N.A.,
as L/C Issuer and Swing Line Lender
By: /s/ Michael D. Brannan
Name: Michael D. Brannan
Title: Sr. Vice President

Annex A to
Lender Joinder Agreement

REVOLVING COMMITMENTS AND APPLICABLE PERCENTAGE

Lender	Revolving Commitment	Applicable Percentage
The PrivateBank and Trust Company	$15,000,000.00	6.818181818%